Exhibit 1.1

DISTRIBUTION AGREEMENT

June 29, 2016

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated

One Bryant Park

New York, New York 10036

BNY Mellon Capital Markets, LLC

101 Barclay Street, 3W

New York, New York 10286

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Mitsubishi UFJ Securities (USA), Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

Equity Residential, a Maryland real estate investment trust ( “EQR”), and ERP Operating Limited Partnership, an Illinois limited partnership ( “ERP” and, together with EQR, the “Transaction Entities”), confirm their agreement with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNY Mellon Capital Markets, LLC, Morgan

Stanley & Co. LLC, Scotia Capital (USA) Inc., Barclays Capital Inc., UBS Securities LLC and Mitsubishi UFJ Securities (USA), Inc., as agents and/or principals under any Terms Agreement (as defined in Section 1(a) below) (the “Agents”), with respect to the issuance and sale from time to time by EQR, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of up to 13,000,000 common shares (the “Maximum Number”) of beneficial interest, $0.01 par value per share (the “Common Shares”), of EQR on the terms set forth in Section 1 of this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Transaction Entities have jointly filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-212284) (the “registration statement”) for the registration of the Shares and other securities of the Transaction Entities under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Transaction Entities and their business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Base Prospectus” means the prospectus dated June 28, 2016 filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by EQR with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by EQR to the Agents in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Base Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or such

Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Transaction Entities and the Agents agree as follows:

1. Issuance and Sale.

(a) Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided EQR provides the Agents with any due diligence materials and information reasonably requested by the Agents necessary for the Agents to satisfy their due diligence obligations, on any Exchange Business Day (as defined below) selected by EQR, EQR and the Agent of EQR’s choice (i.e. the applicable Agent) shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by the applicable Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). EQR may also offer to sell the Shares directly to the applicable Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and the applicable Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate number of Shares issued and sold pursuant to this Agreement and any Terms Agreements is equal to the Maximum Number and (y) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the New York Stock Exchange.

(b) Subject to the terms and conditions set forth below, EQR appoints the Agents as sales agents in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. The Agents will use commercially reasonable efforts, consistent with their normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither EQR nor any Agent shall have any obligation to enter into an Agency Transaction. EQR shall be obligated to issue and sell through an Agent, and such Agent shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when EQR makes a Transaction Proposal (as defined below) to such Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to EQR by such Agent as provided in Section 2 below.

(c) Each Agent, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of EQR pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of EQR in its capacity as agent of EQR as shall be agreed by EQR and the applicable Agent in writing.

(d) If Shares are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing to EQR the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than prior to the opening of trading on the immediately following Exchange Business Day.

(e) If EQR shall default on its obligation to deliver Shares to the applicable Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Transaction Entities shall (i) indemnify and hold harmless such Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by EQR and (ii) notwithstanding any such default, pay to such Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f) EQR acknowledges and agrees that (i) there can be no assurance that any Agent will be successful in selling the Shares, (ii) no Agent shall incur liability or obligation to EQR or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by any Agent and the Transaction Entities in a Terms Agreement.

2. Transaction Acceptances and Terms Agreements.

(a) EQR may, from time to time during the Term, propose to any Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to the applicable Agent by any means permissible under Section 10 hereof from any of the individuals listed as an authorized representative of EQR on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If the applicable Agent agrees to the terms of such proposed Agency Transaction or if EQR and the applicable Agent mutually agree to modified terms for such proposed Agency Transaction, then the applicable Agent shall promptly deliver to EQR by any means permissible under Section 10 hereof a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by EQR and the applicable Agent, as the case may be, whereupon such

Transaction Acceptance shall become a binding agreement between EQR and the applicable Agent. Each Transaction Proposal shall specify:

(i)	the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)	the maximum number of Shares to be sold by the applicable Agent (the “Specified Number”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between EQR and the applicable Agent and documented in the relevant Transaction Acceptance;

(iii)	the lowest price, if any, at which EQR is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)	if other than 2% of the Gross Sales Price, the applicable Agent’s discount or commission.

A Transaction Proposal shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results or could result in the sale of a total number of Shares that exceeds the Maximum Number of Shares nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by EQR’s board of trustees or, if permitted by applicable law and EQR’s charter and by-laws, a duly authorized committee thereof. EQR shall have responsibility for maintaining records with respect to the aggregate number of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for ensuring that the aggregate number of Shares offered and sold does not exceed, and the price at which any Shares are offered or sold is not lower than, the aggregate number of Shares and the minimum price, respectively, authorized from time to time by EQR’s board of trustees or, if permitted by applicable law and EQR’s charter and by-laws, a duly authorized committee thereof. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the applicable Agent to EQR, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to EQR of the latest Transaction Acceptance. EQR or the applicable Agent may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then EQR and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b) The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between EQR and the applicable Agent, the applicable Agent’s commission for any Shares sold through such Agent as sales agent pursuant to this Agreement shall be a percentage, not to exceed 2%, of the actual sales price of such Shares (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when the applicable Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Notwithstanding the foregoing, in the event EQR engages an Agent for a sale of Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, EQR will provide the applicable Agent, at the applicable Agent’s request and upon reasonable advance notice to EQR, on or prior to the Settlement Date the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof, each dated the Settlement Date (as defined below), and such other documents and information as the applicable Agent shall reasonably request, and EQR and the applicable Agent will agree to compensation that is customary for the Agents with respect to such transaction. The Gross Sales Price, less the applicable Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein at the “Net Sales Price.”

(c) Payment of the Net Sales Price for Shares sold on any Purchase Date pursuant to a Transaction Acceptance shall be made to EQR by wire transfer of immediately available funds to the account of EQR (which EQR shall provide to the applicable Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to the applicable Agent’s account, or an account of the applicable Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by EQR and the applicable Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by EQR and the applicable Agent) following each Purchase Date (each, an “Agency Settlement Date”). For purposes of the previous sentence, Exchange Business Day also includes days on which trading on the Exchange is scheduled to close prior to its regular weekday closing time.

(d) If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and the applicable Agent thereafter determines and notifies EQR that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then EQR shall not be obligated to issue and sell through the applicable Agent, and the applicable Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless EQR and the applicable Agent otherwise agree in writing. No Agent shall sell Shares below the Floor Price, and such Floor Price may be adjusted by EQR at any time upon notice to the Agents and confirmation to EQR.

(e) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties, and sales of the Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, EQR shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Shares based on market data provided by Bloomberg L.P. or such other sources as agreed upon by EQR and the Agents.

(f)	(i) If EQR wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If the applicable Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with EQR, wishes to accept amended terms, the Transaction Entities and the applicable Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Transaction Entities or the applicable Agent unless and until the Transaction Entities and the applicable Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g) Each sale of the Shares to the applicable Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, the applicable Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the applicable Agent. The commitment of the applicable Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Transaction Entities contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to EQR for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with the applicable Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date” and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

(h) Notwithstanding any other provision of this Agreement, EQR shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to the Agents given by telephone (confirmed promptly by e-mail), shall cancel any instructions for the offer or sale of any Shares during any period in which EQR is in possession of material non-public information and an Agent shall not be obligated to offer or sell any Shares during any period in which such Agent reasonably believes that EQR is, or could be deemed to be, in possession of material non-public information.

(i) EQR agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by EQR shall be effected only by or through one Agent on any Exchange Business Day.

(j) Anything in this Agreement to the contrary notwithstanding, EQR shall not authorize the issuance and sale of, and no Agent, as sales agent, shall be permitted to sell, any Shares at a price lower than the minimum price, or in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement and any Terms Agreement, in each case by EQR’s board of trustees or, if permitted by applicable law and EQR’s charter and by-laws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement or as to which EQR has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations by EQR, and the communications of any such limitations by EQR to the Agents, shall be the sole responsibility of EQR.

3. Representations, Warranties and Agreements of the Transaction Entities. Each of EQR and ERP, jointly and severally, represent and warrant to, and agree with, the Agents, on and as of (i) the date hereof, (ii) each date on which EQR delivers a Transaction Proposal, (iii) each date on which the Transaction Entities execute and deliver a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of EQR and ERP, no proceeding for that purpose or pursuant to Section 8A of the Act against EQR or ERP or related to the offering has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by EQR or ERP; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3ASR in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that neither EQR nor ERP makes any representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information concerning the Agents and furnished in writing by or on behalf of the Agents expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)), and provided further, that the foregoing representations and warranties are given on the basis that any statement contained in a document incorporated or deemed to be incorporated prior to any Settlement Date shall be deemed not to be contained in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus to the extent that such statement has been modified or superseded by any subsequent statement in such documents. As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of the applicable Agent’s initial entry into contracts with investors for the sale of such Shares or initial sale of such Shares on the Exchange, as applicable, and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b) Other than the offering pursuant to the prospectus supplement dated July 31, 2013 to the prospectus dated July 30, 2013 (Reg. No. 333-190248), which offering was automatically terminated upon filing of the Registration Statement, prior to the execution of this Agreement, EQR has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Base Prospectus. EQR represents and agrees that, unless it obtains the prior consent of the Agents, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) other than any Permitted Free Writing Prospectus. Any such free writing prospectus relating to the Shares consented to by the Agents (including any Free Writing Prospectus prepared by EQR solely for use in connection with the offering contemplated by a particular Terms Agreement) is hereinafter referred to as a “Permitted Free Writing Prospectus”. EQR has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; EQR is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; EQR was not as of each eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement and this Agreement, and is not, an “ineligible issuer” and was as of each such eligibility date, and is, a “well-known seasoned issuer” (each as defined in Rule 405 under the Act). EQR has paid or, no later than the business day after the date of this Agreement, will pay the registration fee for the offering of the Maximum Number of Shares pursuant to Rule 457 under the Act.

(c) The Incorporated Documents, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed during the Term and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The consolidated financial statements of EQR and ERP and related notes included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial position of EQR, ERP and their consolidated subsidiaries as at the dates indicated and the results of their operations specified, and except as may otherwise be stated in the Registration Statement and the Prospectus, have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout such periods. The supporting schedules included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The financial information and statistical data included in the Registration Statement and the Prospectus present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus. The pro forma financial statements included in the Registration Statement and the Prospectus, if any, comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X (“Regulation S-X”) of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements, and the assumptions used in the preparation thereof are, in the opinion of EQR and ERP, reasonable; and no other pro forma financial information is required to be included or incorporated by reference in the Registration Statement; all disclosures contained in the Registration Statement or the Prospectus, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(e) Any financial statements or financial information required by Rule 3-14 or Article 11 of Regulation S-X (collectively, the “Rule 3-14 Information”) to be included or incorporated by reference in the Registration Statement or the Prospectus, together with the related notes and schedules, have been included or incorporated by reference therein as required by the Act and the Exchange Act, and present fairly the material factors considered by EQR or ERP, as the case may be, when assessing each such property; and there are no properties for which EQR or ERP is required to disclose Rule 3-14 Information other than as included or incorporated by reference in the Registration Statement and the Prospectus.

(f) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the financial condition or in the earnings, assets, business affairs or business prospects of EQR, ERP and their respective subsidiaries, considered as a single enterprise, whether or not arising in the ordinary course of business, (ii) there have been no material transactions entered into by EQR, ERP or any of their respective subsidiaries, which are material with respect to EQR, ERP and their respective subsidiaries considered as a single enterprise, (iii) none of EQR, ERP or any of their respective subsidiaries have incurred any material obligation or liability, direct, contingent or otherwise, (iv) there has been no material change in the short-term debt or long-term debt of EQR or ERP and (v) except for (a) regular quarterly distributions on EQR’s Common Shares and preferred shares of beneficial interest, $0.01 par value (the “Preferred Shares”) and (b) as disclosed in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by EQR on any class of its shares of beneficial interest.

(g) EQR, ERP and each of their respective subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, and have all power and authority necessary to own, hold, lease and operate their respective properties and conduct the businesses in which they are engaged as described in the Registration Statement and the Prospectus.

(h) EQR, ERP and each of their respective subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses required such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the financial condition or in the earnings, assets, business affairs or business prospects of the Transaction Entities and their respective subsidiaries, considered as a single enterprise, whether or not arising in the ordinary course of business, or any material adverse effect on the Transaction Entities’ ability to consummate the transactions contemplated by, or to execute, deliver and perform their obligations under, this Agreement or any Terms Agreement (a “Material Adverse Effect”).

(i) The capitalization of EQR is as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and all of the issued and outstanding Common Shares and the Preferred Shares have been duly authorized and validly issued and are fully paid and non-assessable; and none of such shares of beneficial interest were issued in violation of preemptive or other similar rights of any securityholder of EQR.

(j) The capitalization of ERP is as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and all of the outstanding partnership interests of ERP have been duly authorized and validly issued and the capital contributions with respect thereto have been made in full; the partnership interests owned by EQR are owned in the percentage amount set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(k) Except for transactions described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the property acquisition agreements with respect to the sale or issuance of Common Shares or units of limited partnership interests in ERP or the registration of Common Shares or Common Shares underlying units of limited partnership interests in ERP which are not material in amount and outstanding shares, LTIP units and options granted to employees and trustees for compensatory purposes, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance or registration under the Act of, any shares of beneficial interest or capital stock of, or partnership or other equity interest in, EQR, ERP or any subsidiary of EQR or ERP.

(l) All of the issued and outstanding shares of beneficial interest or capital stock, partnership and limited liability company interests, as the case may be, of each subsidiary owned, directly or indirectly, by EQR or ERP have been duly and validly authorized and issued and, in the case of capital stock, fully paid and non-assessable and, with respect to the shares of capital stock, partnership and limited liability company interests owned by EQR, ERP, another subsidiary and/or certain affiliated entities, are owned by EQR, ERP, another subsidiary and/or certain affiliated entities, respectively, as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests, mortgages, pledges, liens, encumbrances, claims or equities the foreclosure of which would not have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus, neither EQR nor ERP owns a direct or indirect equity interest in any entity other than their respective subsidiaries, except for such interests as, in the aggregate, are not material to the financial condition or the earnings, assets or business affairs of EQR, ERP and their respective subsidiaries considered as a single enterprise.

(m) Except as described in each of the Registration Statement and the Prospectus, as of the date hereof, with respect to share options (the “Share Options”) and all other awards (“Other Awards”) granted pursuant to any equity incentive plan of EQR and its subsidiaries within the past five (5) years, (i) each Share Option designated by EQR at the time of grant as an “incentive share option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Share Option and each grant of an Other Award was duly authorized no later than the date on which the grant of such Share Option or Other Award, as the case may be, was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of trustees of EQR (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant of a Share

Option or an Other Award was made in accordance with the terms of such equity incentive plan, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Exchange and any other exchange on which securities of EQR are traded, (iv) the per share exercise price of each Share Option or Other Award in the form of a share appreciation right or similar award was equal to or greater than the fair market value of a share of Common Shares on the applicable Grant Date, (v) at the time of grant and at all times thereafter, all Share Options and Other Awards qualified for an exemption from Sections 162(m) and 409A of the Code, (vi) each grant of a Share Option and each grant of an Other Award was made in material compliance with all applicable laws (including but not limited to applicable securities and tax laws), the recipients and holders of all Share Options and Other Awards have received timely and complete information, in the form of a prospectus when required, regarding the terms conditions, securities laws, and tax consequences relating to their Share Options and Other Awards as the case may be, and (vii) each such grant of a Share Option or an Other Award was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of EQR and disclosed in EQR’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. EQR has not knowingly granted, and there is no and has been no policy or practice of EQR of granting, Share Options or Other Awards in the form of share appreciation rights or similar awards prior to, or otherwise coordinating the grant of such awards with, the release or other public announcement of material information regarding EQR or its subsidiaries, including without limitation ERP, or their results of operations or prospects.

(n) This Agreement has been duly authorized, executed and delivered by EQR and ERP and any Terms Agreement will have been duly authorized, executed and delivered by EQR and ERP.

(o) The Shares to be issued and sold by the Agents hereunder or under any Terms Agreement have been duly authorized by EQR and, when issued and delivered and paid for as provided herein or in any Terms Agreement, as the case may be, will be duly and validly authorized and issued, will be fully paid and non-assessable and will conform, in all material respects, to the description thereof in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus; and the issuance and sale of the Shares are not and will not be subject to any preemptive or similar rights.

(p) EQR and ERP, as applicable, each have full right, power and authority to execute and deliver this Agreement and any Terms Agreement and perform their respective obligations hereunder or thereunder, including EQR’s issuance, sale and delivery of the Shares as provided herein and therein; and all action required to be taken for the due and proper authorization, execution and delivery by each of EQR and ERP of this Agreement and any Terms Agreement and the consummation by each of them of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Terms Agreement, such action will have been duly and validly authorized).

(q) This Agreement conforms and each Terms Agreement will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(r) Neither EQR, ERP nor any of their respective subsidiaries is (i) in violation of its charter or by-laws or other Organizational Documents (as defined below); (ii) in default, and no event of default has occurred that, with notice or lapse of time or both, would constitute such a default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which EQR, ERP or any of their respective subsidiaries is a party or by which EQR, ERP or any of their respective subsidiaries is bound or to which any of the property or assets of EQR, ERP or any of their respective subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbiter or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. As used herein, the term “Organizational Documents” means, (i) with respect to a corporation, its charter and by-laws, (ii) with respect to a limited or general partnership, its partnership agreement and certificate of partnership (or similar document), (iii) with respect to a limited liability company, its limited liability company agreement and certificate of limited liability company (or similar document), and (iv) with respect to any other entity, its similar organizational documents.

(s) The execution, delivery and performance by EQR and ERP of this Agreement and any Terms Agreement, the issuance and sale of the Shares, the compliance by EQR and ERP with the terms hereof and of any Terms Agreement and the consummation of the transactions contemplated hereby or by any Terms Agreement will not (i) conflict with or constitute a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of EQR, ERP or any of their respective subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which EQR, ERP or any of their respective subsidiaries is a party or by which EQR, ERP or any of their respective subsidiaries is bound or to which any of the property or assets of EQR, ERP or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or other Organizational Documents of EQR, ERP or any of their respective subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(t) No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by EQR and ERP of this Agreement or any Terms Agreement, the issuance and sale of the Shares, compliance by EQR and ERP with the terms of this Agreement or any Terms Agreement and the consummation of the transactions contemplated by this Agreement or any Terms Agreement, except as have been made or obtained, except as may be required by and made in accordance with or obtained under state securities laws or regulations, and except for such filings of Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein as may be required by the Act or the Exchange Act from time to time, and except for such filings as the Exchange may require from time to time.

(u) There is no action, suit or proceeding before or by any court or governmental agency or body, now pending, or, to the knowledge of EQR or ERP, threatened, against or affecting EQR, ERP or any of their respective subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as disclosed in the Registration Statement and the Prospectus) or which could reasonably be expected to result in a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the properties thereof which individually or in the aggregate are material to the business of EQR, ERP and their respective subsidiaries, considered as one enterprise, or which could reasonably be expected to materially and adversely affect the consummation of this Agreement or the transactions contemplated herein or therein; all pending legal or governmental proceedings to which EQR, ERP or any of their respective subsidiaries is a party or of which any of their properties or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, could not, considered in the aggregate, reasonably be expected to result in a Material Adverse Effect; and there are no contracts or documents of EQR, ERP or any of their subsidiaries which would be required to be filed as exhibits to the Registration Statement or described therein by the Act or the Securities Act Regulations which have not been filed as exhibits to the Registration Statement or so described as required.

(v) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are a registered public accounting firm with respect to EQR and ERP within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Act and the Securities Act Regulations.

(w) Except as otherwise set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, each of EQR, ERP and their respective subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by it which is material to the business of EQR, ERP and their respective subsidiaries, taken as one enterprise, in each case free and clear of all liens, encumbrances, claims and defects except those that do not materially interfere with the use made and proposed to be made of such property by EQR, ERP and their respective subsidiaries and could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property and buildings held under lease by EQR, ERP or any of their respective subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by EQR, ERP or such subsidiaries, in each case except as described in or contemplated by the Registration Statement and the Prospectus.

(x) None of EQR, ERP or any of their respective subsidiaries are required to own or possess any patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, or licenses necessary for the conduct of their respective businesses as currently conducted, other than those whereby the failure to own or possess would not have a Material Adverse Effect. None of EQR, ERP or their respective subsidiaries has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any trademarks, service marks, trade names or copyrights, or of any facts or circumstances which could render any trademarks, service marks, tradenames or copyrights invalid or inadequate to protect the interest of EQR, ERP or their respective subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(y) None of EQR, ERP or any of their respective subsidiaries are and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, will be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(z) Each of EQR, ERP and their respective subsidiaries has filed all federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except in all cases for any such tax, assessment, fine or penalty for which an extension has been granted or that is being contested in good faith and except in any case in which the failure to file or pay such taxes would not have a Material Adverse Effect.

(aa) Each of EQR, ERP and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, neither EQR, ERP nor any of their respective subsidiaries has received any written notice of any revocation or modification of any such license, certificate, permit or authorization which, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(bb) No labor dispute with the employees of EQR, ERP or any of their respective subsidiaries exists, or to the knowledge of EQR and ERP, is imminent which could reasonably be expected to have a Material Adverse Effect.

(cc) Except as otherwise stated in the Registration Statement or the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) none of EQR, ERP or any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) EQR, ERP and their respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against EQR, ERP or any of their respective subsidiaries and (iv) there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting EQR, ERP or any of their respective subsidiaries relating to Hazardous Materials or any Environmental Laws.

(dd) Since its inception, EQR has been organized and has operated in such a manner as to qualify to be taxed as a “real estate investment trust” under the Code; the proposed method of operation of EQR as described in the Registration Statement and the Prospectus will enable EQR to continue to meet the requirements for qualification and taxation as a “real estate investment trust” under the Code; and EQR intends to continue to operate in such a manner as to qualify to be taxed as a “real estate investment trust.”

(ee) EQR and ERP maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (c) acquisition, disposition or other uses of assets are permitted only in accordance with management’s general or specific authorization, (d) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (e) interactive data in eXtensible Business Reporting Language (“XBRL Data”) included or incorporated by reference in the Registration Statement fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff) EQR and ERP have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to EQR, ERP and their consolidated subsidiaries, is made known to the principal executive officer and principal financial officer of EQR by others within those entities, and, as of the end of the most recent fiscal quarter of EQR and ERP, the disclosure controls and procedures; were effective to perform the functions for which they were established (pursuant to Rule 13a-15(e) under the Exchange Act); auditors for EQR and ERP and the Audit Committee of the Board of Trustees of EQR have been advised by the principal executive officer and principal financial officer of EQR of: (a) any material weakness or significant deficiency in the design or operation of internal controls over financial reporting which is reasonably likely to have a material adverse effect on the ability of EQR and ERP to record, process, summarize, and report financial information; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of EQR and ERP; and since the end of the most recently completed fiscal quarter of EQR and ERP, there have been no changes in the internal controls over financial reporting of EQR and ERP that have materially affected, or are reasonably likely to materially affect, the internal controls over financial reporting of EQR and ERP.

(gg) The Registration Statement and the documents incorporated by reference therein include and incorporate by reference all XBRL Data required to be included therein; and the XBRL Data included or incorporated by reference in the Registration Statement or the documents incorporated by reference therein fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(hh) Each of EQR, ERP and their respective subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of EQR, ERP nor any of their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Registration Statement or the Prospectus.

(ii) Each of EQR, ERP and their respective subsidiaries has obtained title insurance on all of the material properties owned by each of them covering risks and in amounts that are commercially reasonable for the assets owned by them and that are consistent with the types and amounts of insurance typically maintained by current owners of similar properties, and in each case such title insurance is in full force and effect except for any lack or inadequacy of title insurance which would not result, individually or in the aggregate, in a Material Adverse Effect.

(jj) The mortgages and deeds of trust encumbering the material properties and assets described in general in the Prospectus are not convertible and are not cross-defaulted or cross-collateralized to any property not owned by EQR, ERP or any of their respective subsidiaries; except as disclosed in the Prospectus, none of EQR, ERP or any of their respective subsidiaries holds participating interests in such mortgages and deeds of trust.

(kk) The operations of EQR, ERP and their respective subsidiaries are and have been conducted at all times, in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any of EQR, ERP and their respective subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving EQR, ERP or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of EQR and ERP, threatened.

(ll) Neither the Transaction Entities nor any of their subsidiaries nor, to the knowledge of the Transaction Entities, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Transaction Entities or any of their subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, in each case in connection with or related to the Transaction Entities or any of their subsidiaries or businesses. The Transaction Entities and their subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(mm) Neither of the Transaction Entities nor any of their respective subsidiaries, nor, to the knowledge of the Transaction Entities, any director, officer, or employee, agent, affiliate or other person acting on behalf of the Transaction Entities or any of their respective subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is either of the Transaction Entities or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Transaction Entities will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) to cause in any other manner a violation by any person (including any person participating in the transaction, whether as underwriter, agent, advisor, investor or otherwise) of Sanctions. For the past five years, the Transaction Entities and their respective subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(nn) No subsidiary of EQR or ERP is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to EQR, from making any other distribution on such subsidiary’s capital stock, from repaying to EQR any loans or advances to such subsidiary from EQR or from transferring any of such subsidiary’s properties or assets to EQR or any other subsidiary of EQR, other than prohibitions that would not, individually or in the aggregate, prevent EQR from making distributions to its shareholders in a manner necessary to maintain its status as a real estate investment trust under the Code.

(oo) Neither the Transaction Entities nor any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement or any Terms Agreement) that would give rise to a valid claim against the Transaction Entities or any of their respective subsidiaries or any Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(pp) No person has the right to require EQR, ERP or any of their respective subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the offering, issuance or sale of the Shares.

(qq) Neither the Transaction Entities nor any respective subsidiary or affiliate of the Transaction Entities has taken nor will the Transaction Entities or any subsidiary or affiliate of the Transaction Entities take, directly or indirectly, any action which is designed to or which has constituted or which, to its knowledge, would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of EQR to facilitate the sale or resale of the Shares.

(rr) EQR and ERP are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(ss) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt) Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that EQR and ERP believe, after reasonable inquiry, to be reliable and accurate and, to the extent required, EQR and ERP have obtained the written consent to the use of such data from such sources.

(uu) All of the Shares that have been or may be sold under this Agreement and any Terms Agreement have been approved for listing, subject only to official notice of issuance, on the Exchange.

(vv) Neither EQR nor ERP has taken or will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act. The Common Shares are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101 (c)(1) thereunder.

(ww) The assets of EQR and ERP do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended.

(xx) EQR intends to apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Registration Statement and Prospectus under the heading “Use of Proceeds.”

(yy) Any certificate signed by any officer, general partner, managing member or other authorized representative of EQR, ERP or any of their respective subsidiaries and delivered to the Agents or to counsel to the Agents pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by EQR and ERP to the Agents as to the matters covered thereby as of the date of such certificate.

4. Certain Covenants of the Transaction Entities. The Transaction Entities, jointly and severally, hereby agree with the Agents:

(a) For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to the Agents a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and EQR will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which any Agent reasonably objects, unless EQR’s legal counsel has advised EQR that use or filing of such document is required by law.

(b) To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agents via e-mail in “.pdf” format on such filing date to an e-mail account designated by the Agents and, at the Agents’ request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c) To file timely all reports and any definitive proxy or information statements required to be filed by EQR with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agents, promptly after EQR receives a notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form S-3ASR by EQR pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by EQR of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d) In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of the objection pursuant to Rule 401(g)(2) under the Act, during a period when Agents are selling Shares, to use its commercially reasonable efforts to promptly obtain its withdrawal; in the event any such stop order or such other order is issued outside a period when Agents are selling Shares, EQR will promptly advise the Agents as to the issuance thereof and as to whether EQR intends to seek to obtain its withdrawal.

(e) To use commercially reasonable efforts to furnish such information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that EQR shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agents of the receipt by EQR of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f) To make available to the Agents at their respective offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agent, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if EQR shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as any Agent may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, EQR will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g) To furnish or make available to the Agents during the Term (i) copies of any reports or other communications which EQR shall send to its shareholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Agents from time to time during the Term such other information as the Agents may reasonably request regarding EQR, ERP or their respective subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Agents, as applicable; provided, however, that EQR shall have no obligation to provide the Agents with any document filed on EDGAR or included on EQR’s Internet website.

(h) If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agents or counsel for EQR, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to EQR, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Shares in the Agents’ capacities as agents (and if so notified the Agents shall cease such offers as soon as practicable), and, in either case, EQR will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i) To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of EQR’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(j) To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(k) Not to, and to cause their subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of EQR to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent EQR from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(l) Except as otherwise agreed between the Transaction Entities and the Agents, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents may reasonably designate as aforesaid (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents in connection therewith) and the printing and furnishing of copies of any blue sky surveys to the Agents, (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Shares by FINRA (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents in connection therewith), (vi) the fees and disbursements of counsel to EQR and of EQR’s independent registered public accounting firm, (vii)the reasonable fees and disbursements of counsel to the Agents and (viii) the performance of EQR’s other obligations hereunder and under any Terms Agreement; provided that, except as otherwise agreed with EQR, the Agents shall be responsible for any transfer taxes on resale of Shares by it and any costs and expenses associated with the sale and marketing of the Shares other than as specifically provided above.

(m) With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, EQR will not offer Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares in a manner in violation of the Act or the Exchange Act; and EQR will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(n) Unless there are no pending Agency Transactions or Principal Transactions, EQR will not, without (A) giving the Agents at least one Exchange Business Day’s prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agents suspending activity under this program for such period of time as requested by EQR or deemed appropriate by the Agents in light of the proposed sale, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Shares or other equity securities of EQR or any securities convertible into or exercisable, redeemable or exchangeable for Common Shares or other equity securities of EQR, or file any registration statement under the Act with respect to any of the foregoing (other than a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Shares or other equity securities of EQR, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement or any Terms Agreement, (B) securities issued pursuant to any of EQR’s equity incentive plans described in the Registration Statement and the Prospectus or upon the exercise of options granted thereunder, (C) Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares in connection with any acquisition or strategic investment (including any joint venture or partnership) or (D) Common Shares issuable upon conversion of securities or the exercise of warrants, options or other rights disclosed in the Registration Statement and Prospectus. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(o) EQR will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(p) EQR will use commercially reasonable efforts to cause the Shares to be listed on the Exchange.

(q) EQR consents to the Agents trading in the Common Shares for the Agents own accounts and for the accounts of their clients at the same time as sales of the Shares occur pursuant to this Agreement or any Terms Agreement.

(r) EQR will promptly notify each of the Agents when the Maximum Number of Shares has been sold pursuant to this Agreement.

(s) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, EQR has not sold the Maximum Number of Shares and this Agreement has not expired or been terminated, EQR will, prior to the Renewal Deadline, advise the Agents as to whether it intends to file, if it has not already done so, a new automatic shelf registration statement or shelf registration statement, as applicable, relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

5. Execution of Agreement. The Agents’ obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a) EQR and ERP shall have delivered to the Agents:

(i)	an officers’ certificate signed by two officers of EQR (one of whom shall be the Chief Financial Officer or other senior financial officer) and ERP certifying as to the matters set forth in Exhibit B hereto;

(ii)	an opinion and, if not covered in such opinion, a negative assurance letter of DLA Piper LLP (US), counsel for the Transaction Entities, an opinion of DLA Piper LLP (US) regarding certain tax matters and an opinion of the General Counsel of EQR, addressed to the Agents and dated the date of this Agreement, in the form of Exhibit C-1, Exhibit C-2 and Exhibit C-3, respectively, hereto;

(iii)	a “comfort” letter from Ernst & Young LLP, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request;

(iv)	a certificate signed by EQR’s Chief Financial Officer, in the form of Exhibit D hereto, certifying as to certain financial, numerical and statistical data not covered by the “comfort” letter referred to in Section 5(a)(iii) hereof;

(v)	evidence reasonably satisfactory to the Agents and their counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof; and

(vi)	resolutions duly adopted by EQR’s board of trustees, and certified by an officer of EQR, authorizing the execution of this Agreement by EQR and ERP and the consummation by EQR and ERP of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(vii)	such other documents as the Agents shall reasonably request.

(b) The Agents shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of Morrison & Foerster LLP, counsel to the Agents, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request.

6. Additional Covenants of the Transaction Entities. The Transaction Entities jointly and severally further covenant and agree with the Agents as follows:

(a) Each Transaction Proposal made by EQR that is accepted by the Agents by means of a Transaction Acceptance, and each execution and delivery by EQR and ERP of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of EQR and ERP herein contained and contained in any certificate delivered to the Agents pursuant hereto are true and correct as of the date of the Transaction Proposal or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

(b) Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document) other than by an amendment or supplement relating solely to the offering of securities other than the Common Shares, (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) any Agent shall reasonably request (each date referred to clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), EQR shall, unless the Agents agrees otherwise, furnish or cause to be furnished to the Agents certificates, dated as of such Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificates referred to in Sections 5(a)(i) and 5(a)(iv)

hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates and, in the case of the Chief Financial Officer’s certificate, covering such other financial, numerical and statistical data that is not covered by the accountants’ “comfort” letter dated as of such Bring-Down Delivery Date as the Agents may reasonably request, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificates referred to in Sections 5(a)(i) and, unless the Agents shall have requested that the Chief Financial Officers’ certificate cover different or additional data as aforesaid, 5(a)(iv) hereof furnished to Agents are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and EQR has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) the Agents have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of such form that is considered “filed” under the Exchange Act; provided, further, that the Transaction Entities shall have the right in their sole discretion to suspend the delivery of all such certificates otherwise required by this Section 6(b) if the Transaction Entities do not expect to enter into any Agency Transaction or Terms Agreement with respect to the Shares for that quarter; provided further, that, in the event the Transaction Entities have suspended the delivery of such certificates pursuant to the terms of the immediately preceding proviso of this Section 6(b), the delivery of the certificates listed in this Section 6(b), dated as of the date of their delivery, shall be a condition precedent to any request by EQR to sell any Shares pursuant to an Agency Transaction or Terms Agreement in that quarter.

(c) Each Bring-Down Delivery Date, EQR shall as soon as practicable, unless the Agents agree otherwise, cause to be furnished to Agents (A) the written opinion and, if not included in such opinion, negative assurance letter of DLA Piper LLP, counsel to the Transaction Entities and the written opinion of the General Counsel of the Company, each dated as of the applicable Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letter referred to in Section 5(a)(ii) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letter, or, in lieu of such opinion and letter, such counsel shall furnish the Agents with a letter substantially to the effect that the Agents may rely on the opinions and letter of such counsel referred to in Section 5(a)(ii), furnished to the Agents, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinions and letter of each such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance); provided, however, that the Transaction Entities shall have the right in their sole discretion to suspend the delivery of all such opinions and the negative assurance letter otherwise required by this Section 6(c) if the Transaction Entities do not expect to enter into any Agency Transaction or Terms Agreement with respect to the Shares for that quarter; provided further, that, in the event the Transaction Entities have suspended the delivery of such opinions and negative assurance letter pursuant to the immediately preceding proviso of this Section 6(c), the delivery of the opinions and negative assurance letter listed in this Section 6(c), dated as of the date of their delivery, shall be a condition precedent to any request by EQR to sell any Shares pursuant to an Agency Transaction or Terms Agreement in that quarter.

(d) Each Bring-Down Delivery Date, EQR shall, unless the Agents agree otherwise, cause its independent registered public accounting firm to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter (other than with respect to the offering price), and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of EQR, ERP and their respective subsidiaries), EQR shall, if requested by the Agent, cause a firm of independent public accountants to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents may reasonably request; provided, however, that the Transaction Entities shall have the right in their sole discretion to suspend the delivery of the letter otherwise required by this Section 6(d) if the Transaction Entities do not expect to enter into any Agency Transaction or Terms Agreement with respect to the Shares for that quarter; provided further, that, in the event the Transaction Entities have suspended the delivery of such comfort letter pursuant to the immediately preceding proviso of this Section 6(d), the delivery of the comfort letter listed in this Section 6(d), dated as of the date of their delivery, shall be a condition precedent to any request by EQR to sell any Shares pursuant to an Agency Transaction or Terms Agreement in that quarter.

(e) Anything in this Agreement to the contrary notwithstanding, each time that EQR requests to sell any Shares pursuant to an Agency Transaction or Terms Agreement at any time from and including the date on which EQR shall issue a press release containing, or shall otherwise publicly announce (an “Earnings Announcement”), its earnings, revenues or other results of operations (“Earnings Information”) through and including the time that EQR files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, (i) the filing of a Current Report on Form 8-K containing such Earnings Announcement (an “Earnings Form 8-K”) shall be deemed a Bring-Down Delivery

Date and (ii) EQR shall cause such Earnings Form 8-K (or a portion of such Earnings Form 8-K containing the Earnings Information rather than the entire Earnings Announcement) to be deemed “filed” under the Exchange Act.

(f) (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or, to the knowledge of EQR, the initiation or threatening of any proceedings for any such purposes, shall have occurred and be in effect at the time EQR delivers a Transaction Proposal to the applicable Agent or the time the applicable Agent delivers a Transaction Acceptance to EQR; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time EQR delivers a Transaction Proposal to the applicable Agent or the time the applicable Agent delivers a Transaction Acceptance to EQR.

(g) The Transaction Entities shall reasonably cooperate with any reasonable due diligence review requested by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, furnishing requested materials and making senior management and outside auditors available for due diligence conference calls, upon the reasonable request of the Agents.

(h) EQR and ERP shall disclose, in their combined Quarterly Reports on Form 10-Q and in their combined Annual Report on Form 10-K and, if requested by the Agents, in supplements to the Prospectus to be filed by the Transaction Entities with the Commission from time to time, the number of the Shares sold through the Agents under this Agreement and any Terms Agreement, and the net proceeds to EQR from the sale of the Shares and any other information that EQR is required to disclose to comply with the Act or any rules or regulations thereunder with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agents may reasonably request or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agents and, at each Bring-Down Delivery Date, EQR and ERP shall deliver to the Agents such other documents as the Agents shall reasonably request. The Agents will provide the Transaction Entities with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7. Conditions of the Obligations of the Agents. The Agents’ obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction

Acceptance and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a) At the date on which EQR receives a Transaction Acceptance (each such date, the “Time of Acceptance”), at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Transaction Entities and at the relevant Time of Sale and Principal Settlement Date:

(i)	The representations, warranties and agreements on the part of the Transaction Entities herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Transaction Entities or any of their respective subsidiaries delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)	The Transaction Entities shall have performed and observed the covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)	In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Transaction Entities until the Principal Settlement Date, trading in the Common Shares on the Exchange shall not have been suspended.

(iv)	From the date of this Agreement, no event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the applicable Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(v)	No event of the type described in clauses (A)(i) through (iv) of Section 8(b)(ii) hereof shall have occurred.

(vi)	The Shares to be issued pursuant to the Transaction Acceptance, pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)	(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)	(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or, to the knowledge of EQR, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by EQR or ERP; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at the time the applicable Agent delivers a Transaction Acceptance to EQR or EQR, ERP and the applicable Agent execute a Terms Agreement, as the case may be.

(ix)	No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agents shall have reasonably objected in writing.

(b) As promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agents shall have received the officer’s certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through (d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Agents’ obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Agents, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agents shall have received the documents described in the preceding sentence.

8. Termination.

(a) (i)	The Transaction Entities may terminate this Agreement in their sole discretion at any time upon prior written notice to the Agents. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Transaction Entities, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)	In the case of any completed sale by EQR pursuant to a Terms Agreement, the obligations of the Transaction Entities pursuant to such Terms Agreement and this Agreement may not be terminated by either Transaction Entity without the prior written consent of the applicable Agent.

(b) (i)	The Agents, in their sole discretion, or any one of them in its sole discretion as to itself, may terminate this Agreement in at any time upon giving prior written notice to the Transaction Entities. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)

In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of the applicable Agent pursuant to such Terms Agreement shall be subject to termination by the applicable Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by EQR, ERP or any of their respective subsidiaries shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (iv), in the applicable Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If the applicable Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), EQR shall be notified promptly in writing.

(c) This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Number of Shares has been sold in accordance with the terms of this Agreement and any Terms Agreements and (C) the third anniversary of the date of this Agreement, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or EQR, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9. Indemnity and Contribution.

(a) The Transaction Entities, jointly and severally, agree to indemnify and hold harmless the Agents, their respective affiliates, directors and officers and each person, if any, who controls the respective Agents within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show as defined in Rule 433(h) under the Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents furnished to the Transaction Entities in writing by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by the Agents consists of the information described as such in subsection (b) below.

(b) Each of the Agents, severally and not jointly, agrees to indemnify and hold harmless each of EQR and ERP, their, trustees, directors, officers who signed the Registration Statement and each person, if any, who controls EQR or ERP within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Agent furnished to EQR or ERP in writing by any Agent expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or any road show, it being understood and agreed upon (i) that there is no such information as of the date of this Agreement and (ii) to the extent any Agent furnishes any such information to EQR or ERP after the date of this Agreement, the Agents and the Transaction Entities shall enter into a separate letter agreement to amend this Section 9(b) to include such information.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall notify as promptly as reasonably practicable the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel), but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agents and their respective affiliates, directors and officers and control persons, if any, or (B) the Transaction Entities, their trustees, directors, their officers who signed the Registration Statement and their control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agents and their affiliates, directors and officers and its control persons, if any, shall be designated in writing by the Agents, and any such separate firm for the Transaction Entities, their trustees, directors, their officers who signed the Registration Statement and their control persons, if any, shall be designated in writing by EQR or ERP. The

Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by EQR and ERP, on the one hand, and the Agents, on the other, from the offering of the Shares pursuant to this Agreement and any Terms Agreements or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of either EQR and ERP, on the one hand, and the Agents, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by EQR and ERP, on the one hand, and the Agents, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by EQR from the sale of the Shares pursuant to this Agreement and any Terms Agreements and the total discounts and commissions received by the Agents in connection therewith bear to the aggregate Gross Sales Price of such Shares. The relative fault of EQR, on the one hand, and the Agents, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by EQR or ERP, on the one hand, or by the Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Transaction Entities and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall the Agents be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Agents with respect to the offering of the Shares pursuant to this Agreement or any Terms Agreements exceeds the amount of any damages that the applicable Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) For purposes of clarity and without limitation to any provision of this Agreement, the obligations of the Agents under this Agreement are several and not joint.

(g) For purposes of clarity and without limitation to any provision of this Agreement, the obligations of the Transaction Entities are joint and several.

(h) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Notices. All notices and other communications under this Agreement, any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and shall be sufficient in all respects if delivered or sent as follows: (i) if to J.P. Morgan Securities LLC, 383 Madison Avenue, 10th Floor, New York, New York 10179, to the attention of Special Equities Group, Adam Rosenbluth (e-mail adam.s.rosenbluth@jpmorgan.com) and Brett Chalmers (e-mail brett.chalmers@jpmorgan.com), (ii) if to Merrill Lynch, Pierce Fenner and Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, (iii) if to BNY Mellon Capital Markets, LLC, 101 Barclay Street, 3W, New York, New York 10286, Attention: Equity Capital Markets, with copies (which shall not by itself constitute notice) to BNY Mellon Capital Markets, LLC, 101 Barclay Street, Third Floor, New York, New York 10286, Attention: Operations Department, (iv) if to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, (v) if to Scotia Capital (USA) Inc., 250 Vesey Street, New York, New York 10281, Attention Peter Gordon, U.S. Equity Capital Markets, Facsimile No.: (212) 225-6550, (vi) if to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, (vii) if to UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, (viii) if to Mitsubishi UFJ Securities (USA), Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020 and, (ix) if to either of the Transaction Entities, shall be sufficient in all respects if delivered or sent to it at c/o Equity Residential, Two North Riverside Plaza, Chicago, Illinois 60606, Attention Chief Financial Officer, Facsimile No.: (312) 526-9252, with copies (which shall not constitute notice) to: c/o Equity Residential, Two North Riverside Plaza, Chicago, Illinois 60606, Attention General Counsel, Facsimile No.: (312) 526-0680, and to: DLA Piper LLP (US), 203 North LaSalle Street, Suite 1900, Chicago, Illinois 60601-1293, Attention Gregory W. Hayes, Facsimile No.: (312) 251-2188. Copies of all notices sent to the Agents should also be sent to Morrison &

Foerster LLP, 2000 Pennsylvania Avenue Northwest, Washington, DC, 20006-1888, Attention David P. Slotkin, Facsimile No.: (202) 887-0763. Notwithstanding the foregoing, (a) Transaction Proposals shall be delivered by EQR to the Agents by telephone or e-mail (i) if to J.P. Morgan Securities LLC, to Adam Rosenbluth at telephone number (212) 622- 7027 or e-mail adam.s.rosenbluth@jpmorgan.com and Brett Chalmers at telephone number (212) 622-2252 or e-mail brett.chalmers@jpmorgan.com, (ii) if to Merrill Lynch, Pierce Fenner and Smith Incorporated, to Thomas J. Opladen, Jr., David Moran and Christine Roemer at telephone number (646) 855-8900 or e-mail thomas.j.opladen_jr@baml.com, dmoran@baml.com, and christine.roemer@baml.com, (iii) if to BNY Mellon Capital Markets, LLC, to Equity Capital Markets (Attention: Michael Palma) at telephone number (212) 815-4979 or e-mail Michael.x.Palma@bnymellon.com, (iv) if to Morgan Stanley & Co. LLC, to Darrell Alfieri at telephone number (212) 761-5292 or e-mail darrell.alfieri@morganstanley.com and Tom Boyle at telephone number (212) 761-5433 or e-mail H.Thomas.Boyle@morganstanley.com, (v) if to Scotia Capital (USA) Inc., at telephone number (212) 225-6851 or e-mail us.ecm.syndicate@scotiabank.com, (vi) if to Barclays Capital Inc., to Scott Kinloch at telephone number (212) 526-9420 or e-mail scott.kinloch@barclays.com and Daniel Sinni at telephone number (212) 526-9420 or e-mail daniel.sinni@barclays.com, (vii) if to UBS Securities LLC, to Fernando Escano at telephone number (203) 719-8995 or e-mail fernando.escano@ubs.com, or (viii) if to Mitsubishi UFJ Securities (USA), Inc., at telephone number (212) 405-7440 or e-mail FLOEStrading@us.sc.mufg.jp and (b)Transaction Acceptances shall be delivered by the Agents to EQR to Robert Garechana at telephone number (312) 928-1182 or e-mail rgarechana@eqr.com.

11. Press Releases and Disclosure. EQR may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby, and EQR shall consult with the applicable Agents prior to making such disclosures, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby that includes information related to this Agreement or transactions contemplated hereby that has not previously been disclosed without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

12. No Assignment. Other than pursuant to Section 17 of this Agreement, this Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Transaction Entities or the Agents and any such purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect; provided however, that any Agent may assign its rights and obligations hereunder to a broker-dealer affiliate of such Agent.

13. No Fiduciary Relationship. EQR acknowledges and agrees that the Agents are acting solely in the capacity of an arm’s length contractual counterparty to the Transaction Entities with respect to the offering of Shares contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisors or fiduciaries to, or an agent of, EQR or any other person. Additionally, the Agents are not advising the Transaction Entities or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Transaction Entities shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agents shall have no responsibility or liability to the Transaction Entities with respect thereto. Any review by the Agents of the Transaction Entities, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Transaction Entities.

14. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

15. Governing Law and Venue. This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. Any legal suit, action or proceeding arising under this Agreement or any Terms Agreement will be instituted in the state or U.S. federal court of proper jurisdiction located in New York, Borough of Manhattan, New York.

16. Trial by Jury. Each of the Transaction Entities (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, trustees, directors, affiliates and controlling persons referred to in Section 9 hereof and their heirs and legal representatives. This Agreement shall inure to the benefit of and be binding upon BofAML Securities, Inc., as an assignee to Merrill Lynch, Pierce, Fenner & Smith Incorporated, without prior written consent of any party. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto, respectively, and their respective successors and the officers, trustees, directors, affiliates and controlling persons referred to in Section 9 hereof and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from or through the Agents shall be deemed to be a successor merely by reason of purchase.

18. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

19. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Transaction Entities and the Agents contained in this Agreement and any Terms Agreement or made by or on behalf of the Transaction Entities or the Agents pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Transaction Entities or the Agents.

20. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

21. Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

22. Headings. The headings herein and in any Terms Agreement are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement or any Terms Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between The Transaction Entities, on one hand, and the Agents, on the other hand, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among EQR, ERP and the Agents.

Very truly yours,

EQUITY RESIDENTIAL

By:	/s/ Robert Garechana
Name:	Robert Garechana
Title:	Senior Vice President and Treasurer

ERP OPERATING LIMITED PARTNERSHIP
By: Equity Residential, its general partner

By:	/s/ Robert Garechana
Name:	Robert Garechana
Title:	Senior Vice President and Treasurer

Accepted and agreed to as of the
date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam S. Rosenbluth
Name:	Adam S. Rosenbluth
Title:	Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Jack Vissicchio
Name:	Jack Vissicchio
Title:	Managing Director Co-Head of Americas Real Estate Investment Banking

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Phil Benedict
Name:	Phil Benedict
Title:	MD

MORGAN STANLEY & CO. LLC

By:	/s/ Tom Boyle
Name:	Tom Boyle
Title:	Executive Director

SCOTIA CAPITAL (USA) INC.

By:	/s/ Richard Agata
Name:	Richard Agata
Title:	Director, Counsel and Chief Compliance Officer

BARCLAYS CAPITAL INC.

By:	/s/ Scott M. Skidmore
Name:	Scott M. Skidmore
Title:	Managing Director

UBS SECURITIES LLC

By:	/s/ Bethany Ropa
Name:	Bethany Ropa
Title:	Executive Director

By:	/s/ Whitney Mikell
Name:	Whitney Mikell
Title:	Associate Director

MITSUBISHI UFJ SECURITIES (USA), INC.

By:	/s/ David McMillan
Name:	David McMillan
Title:	Managing Director
Head of Equity Capital Markets

Schedule A

Authorized Company Representatives

David Neithercut

Title:	Chief Executive Officer
Telephone:	(312) 928-1009
Facsimile:	(312) 526-9250
E-mail:	dneithercut@eqrworld.com
Address:	Two North Riverside Plaza
Chicago, Illinois 60606

Mark J. Parrell

Title:	Chief Financial Officer
Telephone:	(312) 928-1168
Facsimile:	(312) 526-9252
E-mail:	mparrell@eqrworld.com
Address:	Two North Riverside Plaza
Chicago, Illinois 60606

Robert Garechana

Title:	Treasurer
Telephone:	(312) 928-1239
Facsimile:	(312) 526-9216
E-mail:	rgarechana@eqrworld.com
Address:	Two North Riverside Plaza
Chicago, Illinois 60606

Michael Gast

Title:	Assistant Treasurer
Telephone:	(312) 928-1290
Facsimile:	(312) 526-9258
E-mail:	mgast@eqrworld.com
Address:	Two North Riverside Plaza
Chicago, Illinois 60606

Exhibit A

Equity Residential Common Shares

TERMS AGREEMENT

            , 20

[Name of Applicable Agent]

Dear Sirs:

Equity Residential, a Maryland real estate investment trust (“EQR”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated June 29, 2016 (the “Distribution Agreement”) between EQR, ERP Operating Limited Partnership and J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNY Mellon Capital Markets, LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., Barclays Capital Inc., UBS Securities LLC and Mitsubishi UFJ Securities (USA), Inc. (the “Agents”), to issue and sell to [Name of Applicable Agent] the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by [Name of Applicable Agent], as agent of EQR, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to [insert name of applicable agent], is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, EQR agrees to issue and sell to [insert name of applicable agent], and the latter agrees to purchase from EQR, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, EQR consents to the Agent trading in the Common Shares for [insert name of applicable agent]’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between [Name of Applicable Agent] and EQR.

EQUITY RESIDENTIAL

By:
Name:
Title:

ERP OPERATING LIMITED PARTNERSHIP

By:	Equity Residential, its general partner

By:
Name:
Title:

Accepted and agreed as of
the date first above written:

[NAME OF APPLICABLE AGENT]

By:
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities:

Common Shares, par value $0.01 per share

Number of Shares of Purchased Securities:

[●] shares

Initial Price to Public:

$[●] per share

Purchase Price Payable by [Name of Applicable Agent]:

$[●] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by EQR in same day funds.]

Method of Delivery:

[To the [Name of Applicable Agent]’s account, or the account of the [Name of Applicable Agent]’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[●], 20[●]

Closing Location:

[●]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the officer’s certificate referred to in Section 5(a)(i);

(2) the opinion[s] and negative assurance letter[s] of EQR’s outside counsel [and general counsel] referred to in Section 5(a)(ii);

(3) the “comfort” letter referred to in Section 5(a)(iii);

(4) [the Chief Financial Officer’s certificate referred to in Section 5(a)(iv)];

(5) the opinion and negative assurance letter referred to in Section 5(b); and

(6) such other documents as the [insert name of applicable agent] shall reasonably request.

[Lockup:]

[●]

Time of sale: [●] [a.m./p.m.] (New York City time) on [●], [●]

Time of sale information:

•	The number of shares of Purchased Securities set forth above

•	The initial price to public set forth above

•	[Other]

Exhibit B

OFFICERS’ CERTIFICATE

Dated             , 20

We, Mark J. Parrell, Executive Vice President and Chief Financial Officer, and Bruce C. Strohm Executive Vice President, General Counsel and Corporate Secretary of Equity Residential, a Maryland real estate investment trust (“EQR”), which is the sole general partner of ERP Operating Limited Partnership, an Illinois limited partnership (“ERP”), do hereby certify that this certificate is signed by us pursuant to the Distribution Agreement dated June 29, 2016 between EQR, ERP and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNY Mellon Capital Markets, LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., Barclays Capital Inc., UBS Securities LLC and Mitsubishi UFJ Securities (USA), Inc. (the “Agreement”), and do hereby further certify on behalf of EQR and ERP, as follows:

1. The representations and warranties of EQR and ERP in the Agreement are true and correct on and as of the date hereof as though made on and as of this date;

2. Each of EQR and ERP have performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement on or prior to the date hereof; and

3. As of the date hereof, Registration Statement (File No. 333-212284) of EQR and ERP and any post-effective amendments thereto have become effective under the Act; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the undersigned, threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by EQR or ERP; and all requests for additional information on the part of the Commission have been complied with.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

[Signature Page Follows]

B-1

Name: Mark J. Parrell
Title: Executive Vice President and Chief Financial Officer

Name: Bruce C. Strohm
Title: Executive Vice President, General Counsel and Corporate Secretary

B-2

Exhibit C-1

FORM OF OPINION AND NEGATIVE ASSURANCE STATEMENT OF

DLA PIPER LLP,

COUNSEL TO THE TRANSACTION ENTITIES

1. The Company is a real estate investment trust validly existing under and by virtue of Title 8 and is in good standing with the State Department of Assessments and Taxation of Maryland.

2. The Operating Partnership is a limited partnership validly existing and in good standing under the IL Limited Partnership Act.

3. The Company has the real estate investment trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to execute, deliver and perform its obligations under the Distribution Agreement.

4. The Operating Partnership has the limited partnership power and authority to execute, deliver and perform its obligations under the Distribution Agreement.

5. No consent, approval, authorization or order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required under Applicable Laws for the execution and delivery by each of the Company and the Operating Partnership of the Distribution Agreement or the issuance of the Shares by the Company pursuant to, or the performance of the obligations of each of the Company and the Operating Partnership under, the Distribution Agreement.

6. The Distribution Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

7. The Shares have been duly authorized by the Company for issuance and sale pursuant to the Distribution Agreement. When (i) the purchase price or prices for the Shares and the number of Shares (in any case not to exceed 13,000,000 in the aggregate under the Distribution Agreement) to be offered and sold from time to time have been duly established and approved by resolutions duly adopted by the Company’s Board of Trustees or a duly authorized committee thereof (the "Board") in accordance with the resolutions authorizing the issuance thereof and agreed upon by the Company and the respective purchasers of the Shares, and (ii) the Shares have been issued and delivered by the Company against payment of such purchase price or prices, as the case may be, in accordance with the Distribution Agreement, after deduction from such purchase price or prices of the Sales Agent’s commission and such other amounts, if any, as may be deducted therefrom in accordance with the Distribution Agreement and resolutions duly adopted by the Board, the Shares will be validly issued, fully paid and nonassessable; provided, that (A) the purchase price per Share paid by purchasers is equal to or in excess of the par value per Common Share and in excess of any minimum purchase price, and within any other parameters, established by the Board and (B) the

C-1-1

aggregate number of Shares issued and issuable pursuant to the Distribution Agreement, when taken together with the other issued and outstanding Common Shares (including any treasury shares), does not exceed the number of authorized Common Shares set forth in the Articles of Restatement of Declaration of Trust of the Company (the “Articles of Restatement”). The issuance and sale of the Shares pursuant to the Distribution Agreement is not subject to any preemptive rights of any securityholder of the Company arising under Title 8 as currently in effect or the Articles of Restatement or the Eighth Amended and Restated Bylaws of the Company (the “Bylaws”), each as currently in effect.

8. The Registration Statement became effective under the 1933 Act; the Prospectus has been filed pursuant to the 1933 Act Regulations; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending by the Commission.

9. The Registration Statement, as of the date it first became effective, and the Prospectus, as of the date of the Prospectus Supplement, each appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the 1933 Act and the 1933 Act Regulations for registration statements on Form S-3 or related prospectuses, as the case may be, except in each case that we express no opinion in this paragraph 9 with respect to (i) financial statements and schedules and other financial or statistical data derived from financial statements included or incorporated by reference therein or omitted therefrom and (ii) the Incorporated Documents.

10. The documents incorporated by reference in the Prospectus, at the respective times such documents were filed with the Commission, each appeared on its face to be appropriately responsive in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, except in each case that we express no opinion with respect to financial statements and schedules and other financial or statistical data derived from financial statements included or incorporated by reference therein or omitted therefrom.

11. The statements set forth in the Base Prospectus under the heading “Description of Equity Residential Securities – Common Shares,” to the extent such statements purport to describe certain provisions of the Common Shares as set forth in the Articles of Restatement as currently in effect, and the statements set forth in the Prospectus under the heading “Plan of Distribution,” to the extent such statements purport to describe certain provisions of the Distribution Agreement, accurately describe such provisions in all material respects, except that we express no opinion in this paragraph 11 to the effect that any Common Shares will be duly authorized, fully paid and nonassessable.

12. The execution, delivery and performance by each of the Company and the Operating Partnership of the Distribution Agreement and the consummation by each of the Company and the Operating Partnership of the transactions contemplated thereby (i) do not violate any provision of Applicable Laws, and (ii) do not violate any provision of the Articles of Restatement or the Bylaws or any provision of the Certificate of Limited Partnership of the Operating Partnership or the Sixth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, provided that the Shares are issued

C-1-2

and sold in accordance with the proviso to the second sentence of paragraph 7 above, and except that we express no opinion with respect to any indemnification or contribution provisions contained in the Distribution Agreement.

13. The Company is not required to be registered as an “investment company” within the meaning of the 1940 Act.

In acting as counsel to the Company in connection with the offer and sale of the Shares, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and your representatives and counsel, at which conferences certain contents of the Registration Statement and the Prospectus and related matters were discussed. Although we are not passing upon or assuming responsibility for the accuracy, completeness or fairness of the statements included or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the Incorporated Documents and have made no independent check or verification thereof (except as set forth in paragraph 11 above and in paragraph (ii) of our opinion to the Sales Agents dated as of the date hereof regarding certain tax matters), based upon our participation in such conferences, no facts have come to our attention which have caused us to believe that:

(A) the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that is deemed, pursuant to, and within the meaning of, Rule 430B(f) under the 1933 Act Regulations, to be part of and included in the Registration Statement), as of its most recent effective date and at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(B) the Prospectus, as of the date hereof, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except in each case that we express no belief and make no statement with respect to financial statements and schedules and other financial or statistical data derived from the financial statements included or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

C-1-3

Exhibit C-2

FORM OF TAX OPINION OF

DLA PIPER LLP, COUNSEL TO THE TRANSACTION ENTITIES

(i) EQR was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of its taxable years ended December 31, 1992 through December 31, 2015, and EQR’s current organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable years ending after the date of this opinion.

(ii) The discussion set forth in the Base Prospectus under the heading “Federal Income Tax Considerations Related to Common Shares” (which incorporates by reference the tax discussion in EQR’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015 under the heading “Federal Income Tax Considerations”) to the extent that it constitutes matters of U.S. federal income tax law or legal conclusions relating thereto, is accurate in all material respects. The U.S. federal income tax consequences of the ownership and disposition of the Common Shares by an investor will depend upon that investor’s particular situation, and we express no opinion as to the completeness of such discussion as applied to any particular holder.

C-2-1

Exhibit C-3

FORM OF OPINION THE GENERAL COUNSEL OF EQR

1. To my knowledge, each of the Company and the Operating Partnership is duly qualified and in good standing and authorized to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

2. Each of the Company’s Subsidiaries has been duly incorporated or formed and is validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate, limited liability company or limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and, to my knowledge, is duly qualified and in good standing and authorized to transact business in any jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be validly existing, so qualified or in good standing would not have a Material Adverse Effect; all of the issued and outstanding shares of capital stock, limited liability company interests and partnership interests of each Subsidiary have been duly authorized and validly issued, are, in the case of shares of capital stock, fully paid, and with respect to the shares of capital stock, limited liability company interests, and partnership interests of each Subsidiary owned by the Company, the Operating Partnership or another subsidiary of the Company or the Operating Partnership, are owned by the Company, the Operating Partnership or another subsidiary of the Company or the Operating Partnership, to my knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except where any such security interest, mortgage, pledge, lien, encumbrance, claim or equity would not have a Material Adverse Effect. None of the outstanding shares of capital stock, limited liability company interests or partnership interests of any Subsidiary were issued in violation of statutory preemptive rights or, to my knowledge, contractual rights of any security holder of such Subsidiary to subscribe for more shares of capital stock, limited liability company interests or partnership interests, except where such violation would not have a Material Adverse Effect.

3. The execution and delivery by each of the Company and the Operating Partnership of the Distribution Agreement, the issuance of the Common Shares by the Company, and the performance of the obligations of each of the Company and the Operating Partnership, under the Distribution Agreement and the consummation by each of the Company and the Operating Partnership of the transactions contemplated thereby, will not, to my knowledge, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any material agreement or other instrument that is binding upon the Company or any of its Subsidiaries, or to which any of their properties or assets is subject.

4. To my knowledge, there are no (A) legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, or (B) statutes, regulations, contracts, indentures, mortgages, loan agreements, notes, leases, instruments or other documents that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

C-3-1

5. The statements set forth in the Company’s and the Operating Partnership’s combined Annual Report on Form 10-K for the year ended December 31, 2015 and the Company’s and the Operating Partnership’s combined Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 under the heading “Legal Proceedings,” insofar as such statements purport to summarize certain legal matters, documents or proceedings or legal conclusions, to my knowledge, fairly summarize in all material respects the matters therein described.

C-3-2

Exhibit D

CERTIFICATE OF CHIEF FINANCIAL OFFICER

OF

EQUITY RESIDENTIAL

            , 20

This Certificate of Chief Financial Officer is being delivered pursuant to Section 5(a)(iv) of the Distribution Agreement, dated June 29, 2016 (the “Distribution Agreement”), by and among Equity Residential, a Maryland real estate investment trust (the “Company”), ERP Operating Limited Partnership, an Illinois limited partnership (the “Operating Partnership,” and together with the Company, the “Transaction Entities”), and each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNY Mellon Capital Markets, LLC, Morgan Stanley & Co. LLC, Scotia Capital (USA) Inc., Barclays Capital Inc., UBS Securities LLC and Mitsubishi UFJ Securities (USA), Inc. (collectively, the “Sales Agents”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Distribution Agreement.

The undersigned hereby certifies to each of the Sales Agents that he is the duly elected, qualified and acting Executive Vice President and Chief Financial Officer of the Company, and that the undersigned is authorized to execute this Certificate on behalf of the Company and the Operating Partnership, as its general partner, and further certifies to each of the Sales Agents that:

1.	Attached hereto as Exhibit A are the unaudited consolidated balance sheets of the Company as of , 20 and December 31, 20 and the unaudited consolidated statements of operations of the Company for the quarters ended , 20 and 20 (the “Selected Financial Data”).

2.	The Selected Financial Data (i) are derived from the internal accounting records of the Company, (ii) are prepared on a basis substantially consistent with the audited financial statements of the Company incorporated by reference in the Registration Statement and Prospectus (except that the Selected Financial Data does not include statements of comprehensive income, statements of cash flows, statements of changes in equity or footnotes thereto), (iii) present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries and their results of operations as of and for the quarter ended , 20 , and (iv) have been prepared in accordance with U.S. GAAP applied on a consistent basis.

3.

I, or members of my staff, have read and reviewed the financial information and other data marked on the copies of the Company’s Current Reports on Form 8-K filed pursuant to Item 8.01 thereof on             , 20     and             , 20     (the “8.01 8-Ks”) and attached hereto as Exhibit B, and, with regard to such information, (i) we compared the respective amounts with the corresponding

D-1

amounts in the Selected Financial Data and found them to be in agreement or (ii) we compared such financial information or other data to the internal accounting records of the Company from which the Selected Financial Data were derived and found them to be in agreement.

4.	Nothing has come to my attention that caused me to believe that the financial information and other data set forth in the 8.01 8-Ks was inaccurate or incomplete in any material respect or failed to fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company and the Operating Partnership as of, and for, the periods presented in the 8.01 8-Ks.

5.	No financial statements that have been audited or reviewed by our independent accounting firm are available for any period since December 31, 20 . As of the date hereof, other than as disclosed in the 8.01 8-Ks, (i) there were no changes in common shares of the Company or any increase in long-term debt or any decreases in the consolidated net assets or shareholders’ equity of the Company, as compared with the amounts shown on the December 31, 20 audited consolidated balance sheet included in the Company’s Annual Report on Form 10-K for the year ended December 31, 20 , other than disclosed by the Company in a public filing with the SEC or in the normal course of business, or (ii) for the period from January 1, 20 to , 20 , there were no decreases, as compared with the corresponding period in the preceding year, in consolidated total revenues or in the total or per share amounts of consolidated income from continuing operations or of consolidated net income, other than disclosed by the Company in a public filing with the Securities and Exchange Commission or in the normal course of business.

6.	This Certificate is to assist each of the Sales Agents in conducting and documenting their investigation of the affairs of the Company and the Operating Partnership in connection with the offering of the Shares.

(Signature Page Follows)

D-2

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of the date set forth above.

EQUITY RESIDENTIAL,
a Maryland real estate investment trust

By:
Name:	Mark J. Parrell
Title:	Executive Vice President and Chief Financial Officer

Signature Page to the Certificate of Chief Financial Officer

D-3